UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2021

OLYMPIC STEEL, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	0-23320	34-1245650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22901 Millcreek Boulevard, Suite 650 Highland Hills, Ohio		44112
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (216) 292-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	ZEUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2021, Olympic Steel, Inc., an Ohio corporation (the “Company”), and its wholly-owned subsidiary, Olympic Steel Lafayette, Inc., an Ohio corporation, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Venture Steel (U.S.), Inc., a Delaware corporation (“Venture Steel”). Pursuant to the terms of the Asset Purchase Agreement, on September 17, 2021, Venture Steel purchased substantially all of the net assets of the Company’s Detroit, Michigan operation. The sale price was $58.4 million in cash, subject to a final working capital adjustment, which is expected to increase the final sale price.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.01.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of September 17, 2021, by and among Venture Steel (U.S.), Inc., Olympic Steel Lafayette, Inc. and Olympic Steel, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

By:	/s/ Richard A. Manson
Richard A. Manson
Chief Financial Officer

Date: September 22, 2021